EXHIBIT 99.1

Terra Tech Corp. Announces Changes to Leadership Team

Frank Knuettel II Appointed Interim Chief Executive Officer and President

Uri Kenig Appointed Interim Chief Operating Officer

IRVINE, CA – December 21, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced the appointment of Mr. Frank Knuettel II as its new Interim Chief Executive Officer and President, in concert with the announcement of Mr. Uri Kenig as its new Interim Chief Operating Officer. Mike Nahass, former CEO, President and Chief Operating Officer, will remain in the Company as Vice President of Operations as well as a Director.

Mr. Knuettel has decades of experience in working with and advising public and private companies on financial management and controls, M&A, capital markets transactions and operating and financial restructurings. Mr. Knuettel was formerly Director of Capital and Advisory at Viridian Capital Advisors. He joined Veridian from One Cannabis Group (“OCG”), a leading cannabis dispensary franchisor, with over thirty cannabis dispensaries sold across seven states. At OCG, Mr. Knuettel was the Chief Financial Officer where he was responsible for all finance and accounting management. Prior to OCG, Mr. Knuettel was CFO at MJardin, a Denver-based cannabis cultivation and dispensary management company, where he led the company’s IPO on the Canadian Securities Exchange. Following the IPO, Mr. Knuettel managed the merger with GrowForce, a Toronto-based cannabis cultivator, after which he moved over to the Chief Strategy Role. In his role as CSO, he managed the acquisition of several private companies before recommending and executing the consolidation of management and other operations to Toronto and the closure of the executive office in Denver. Prior to MJardin, Mr. Knuettel held numerous CFO and CEO positions at early-stage companies where he had significant experience both building and restructuring businesses. Mr. Knuettel graduated cum laude from Tufts University with a B.A. degree in Economics and from The Wharton School at the University of Pennsylvania with an M.B.A. in Finance and Entrepreneurial Management.

Mr. Knuettel said, “Terra Tech has seed-to-sale infrastructure that includes cultivation facilities, production centers, and Blüm™ dispensaries, as well as its recognizable, premium IVXX™ brand. This has enabled it to secure a strong foothold in the California market. While building on this foundation is a challenge, I am excited to work with our team and have considerable confidence in our future. As we enter 2021, the cannabis industry holds significant promise and, with Terra Tech’s brands resonating so strongly in the market, I am looking forward to leading the Company to an even greater future.

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Mr. Knuettel concluded, “I’d like to thank Mike for serving as CEO and President over the past few months and both Mike and Derek for their vision in launching Terra Tech and their management skills and resiliency in getting to this point. Further, Mike will continue to be involved in the daily activities of Terra Tech going forward providing continuity and institutional knowledge.”

Uri Kenig, incoming Interim Chief Operating Officer, is an experienced senior executive who has held large roles in numerous leading food, beverage, and retail industries. Most recently, Mr. Kenig was a Managing Partner at Alpha West Holdings, a venture capital firm. Mr. Kenig was formerly SVP of Growth and Operations at Urbanspace, a New York and London based company, where he led their portfolio growth through a series of initiatives. Prior to that he was an operating partner at a New York based private equity firm, Garnett Station Partners, where he oversaw a substantial growth of the firms’ Burger King franchises from 22 restaurants to over 250, culminating in a large exit. He also oversaw the formation and execution of a Maaco franchise roll out culminating with over 40 locations, as well as a Massage Envy franchise rollout before its successful sale. Mr. Kenig also served in several senior leadership positions at Burger King Corporation, where he oversaw the revitalization of the company’s Canadian operations and was responsible for a portfolio of over 1,200 franchises across 13 states, where he ensured effective expansion, operational excellence, and revenue generation. Mr. Kenig holds a Bachelor of Science from UNLV, where he graduated Magna Cum Laude, and also holds a Certificate of Leading with Finance from Harvard Business School Online and is certified in Six-Sigma through McKinsey.

Mr. Kenig said, “ I hope to utilize my experience of helping established companies gain new momentum and become industry leaders to drive improved operational performance at Terra Tech, and to define and implement its strategic growth plan that will propel revenue growth and expand its footprint.”

About Terra Tech

Terra Tech is a holding company with a portfolio of investments focused on cannabis assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products with a focus on its core cannabis business.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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